                                                                    Exhibit 10.1
                              SEVERANCE AGREEMENT
                              -------------------


          THIS AGREEMENT, dated August 18, 1997, is made by and between YORK INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), and NAME~ (the "Executive").

          WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and

          WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

          WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound, the Company and the Executive hereby agree as follows:

          1.  Defined Terms.  The definitions of capitalized terms used in this
              -------------
Agreement are provided in the last Section hereof.

          2.  Term of Agreement.  The Term of this Agreement shall commence on
              -----------------
the date hereof and shall continue in effect through December 31, 1999;
provided, however, that commencing on January 1, 1999 and each January 1
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thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; and further provided,
                                                              ------- --------
however, that if a Change in Control shall have occurred during the Term, the
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Term shall expire no earlier than the last day of the twenty-fourth (24th) month following the month in which such Change in Control occurred.

          3.  Company's Covenants Summarized.  In order to induce the Executive
              ------------------------------
to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 9.1 hereof, no Severance Payments shall be payable under this Agreement unless there shall have been (or, under the terms of the second sentence of Section 6.1 hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as other wise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

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

          4.  The Executive's Covenants.  The Executive agrees that, subject to
              -------------------------
the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

          5.  Compensation Other Than Severance Payments.
              ------------------------------------------

          5.1 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination.

          5.2 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination.

          6.  Severance Payments.
              ------------------

          6.1 Subject to Section 6.2 hereof, if the Executive's employment is terminated following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, then the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 ("Severance Payments"), in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (i) the Executive's employment is terminated by the Company without Cause prior to a Change in Control (but only if a Change in Control occurs within 1 year of the Date of Termination) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Executive terminates his employment for Good Reason prior to a Change in Control (but only if a Change in Control occurs within 1 year of the Date of Termination) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes

Good Reason is otherwise in connection with or in anticipation of a Change in Control (but only if a Change in Control occurs within 1 year of the Date of Termination).

               (A) In lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three times the sum of (i) the Executive's base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (ii) 100% of the Annual EV Amount determined for the Executive under the Company's 1996 Incentive Compensation Plan for the fiscal year of the Company in which occurs the Date of Termination or, if higher, the fiscal year in which the Change in Control occurs (or, if no such Annual EV Amount has been determined prior to the Change in Control for either such fiscal year, 100% of the Annual EV Amount for the fiscal year of the Company preceding the fiscal year in which the Change in Control occurs).

               (B) For the thirty-six (36) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents health insurance benefits substantially similar to those provided from time to time following the Date of Termination to employees of the Company serving in positions of similar grade level to the position in which the Executive served immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to the Executive than the cost to such employees as in effect from time to time; provided, however, that, unless the Executive consents to a different
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     method (after taking into account the effect of such method on the calculation of "parachute payments" pursuant to Section 6.2 hereof), such health insurance benefits shall be provided through a third-party insurer. The Company's obligation to provide benefits to the Executive pursuant to this Section 6.1(B) shall terminate from and after the time that benefits of the same type are received by or made available to the Executive during the thirty-six (36) month period following the Date of Termination (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive). If the Severance Payments shall be de creased pursuant to Section 6.2 hereof, and the Company's obligation to provide the Section 6.1(B) benefits which remain payable after the application of Section 6.2 hereof is thereafter terminated pursuant to the immediately preceding sentence, the Company shall, no later than five (5) business days following such reduction, pay to the Executive the least of
     (a) the amount of the decrease made in the Severance Payments pursuant to
     Section 6.2 hereof, (b) the amount of the subsequent reduction in these
     Section 6.1(B) benefits, or (c) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.

               (C) In addition to the retirement benefits to which the Executive is entitled under each Pension Plan or any successor plan thereto, the Company shall pay the Executive a lump sum amount, in cash, equal to the excess of (i) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the third anniversary of the Date of Termination) as of which the actuarial equivalent of such annuity is greatest) which the Executive would have accrued under the terms of all Pension Plans (without regard to (x) any amendment to any Pension Plan made subsequent to a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder, (y) Sections 3.02 and 4.05 of the SERP and (z) whether any of the conditions set forth in Section 4.01(b) of the SERP have been satisfied), determined as if the Executive were fully vested thereunder and had accumulated (after the Date of Termination) thirty-six (36) additional months of service credit thereunder and had been credited under each Pension Plan during such period with compensation equal to the Executive's compensation (as defined in such Pension Plan) during the twelve (12) months immediately preceding the Date of Termination or, if higher, during the twelve months immediately prior to the first occurrence of an event or circumstance constituting Good Reason, over (ii) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the Date of Termination) as of which the actuarial equivalent of such annuity is greatest) which the Executive had accrued pursuant to the provisions of the Pension Plans as of the Date of Termination. For purposes of this Section 6.1(D), "actuarial equivalent" shall be determined using the same assumptions utilized under the tax-qualified defined benefit pension plan in which the Executive participates immediately prior to the Date of Termination or, if more favorable to the Executive, immediately prior to the first occurrence of an event or circumstance constituting Good Reason.
               (D) If the Executive would have become entitled to benefits under the Company's post-retirement health care or life insurance plans, as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, had the Executive's employment terminated at any time during the period of thirty-six (36) months after the Date of Termination, the Company shall provide such post-retirement health care or life insurance benefits to the Executive and the Executive's dependents commencing on the later of (i) the date on which such coverage would have first become available and (ii) the date on which benefits described in subsection (B) of this Section 6.1 terminate.

               6.2  (A)  Notwithstanding any other provisions of this
     Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part), by any one of the Company, an affiliate or Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero), and all other Severance Payments shall thereafter be reduced (if necessary
    , to zero); provided, however, that the Executive may elect to have the
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     noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.
               (B) For purposes of this Section 6.2, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of section 280G of the Code, in the opinion of the Auditor, and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.
                (C) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this
     Section 6.2, the Severance Payments paid to or for the Executive's benefit are in an amount that would result in any portion of such Severance Payments being subject to the Excise Tax, then the Executive shall have an obligation to pay the Company upon demand an amount equal to the sum of (i) the excess of the Severance Payments paid to or for the Executive's benefit over the Severance Payments that could have been paid to or for the Executive's benefit without any portion of such Severance Payments being subject to the Excise Tax; and (ii) interest on the amount set forth in clause (i) of this sentence at the rate provided in section 1274(b)(2)(B) of the Code from the date of the Executive's receipt of such excess until the date of such payment.
                (D) Anything in this Agreement to the contrary notwithstanding, if the Severance Payments are reduced to zero and the Auditor determines that any portion of the Total Payments would nevertheless be subject to the Excise Tax, then the cash Total Payments that are not Severance Payments shall also be reduced (but not below zero) to the extent necessary so that no portion of the Total Payments will be subject to the Excise Tax, but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments); provided, however, that the Executive
                                         --------  -------
     may elect to have the noncash Total Payments reduced (or eliminated) prior to any reduction of the cash Total Payments. For purposes of this Section 6.2(D), in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of the Auditor, constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation.

          (E) If the Executive is a non-resident alien (within the meaning of the Code) or an employee of one or more of the Company's foreign subsidiaries, the provisions of this Section 6.2 shall be applied under the principles of sections 280G and 4999 of the Code, irrespective of whether such provisions are applicable to the Executive.

               6.3 (A) Subject to Section 6.3(B) below, the payments provided in Section 6.1(A) and (C) hereof shall be made as soon as practicable, but in no event later than the sixtieth (60th) day following the Date of Termination. At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

               (B) If the Company, based on written advice of reputable counsel, a copy of which shall be provided to the Executive, determines that any portion of the Total Payments would not be deductible for federal income tax purposes solely as a result of section 162(m) of the Code (after taking into account all other compensation and benefits paid to the executive), then the portion of the Severance Payments otherwise payable in the then current year shall be reduced, but not below zero, by the amount of any such nondeductible amount. In such event, the Company shall pay the amount by which the Severance Payments are so reduced to the Executive at the earliest possible time that such amount may be paid to the Executive without such amount being nondeductible as a result of section 162(m) of the Code. If any other agreement between the Company and the Executive provides for the deferral of payments from the Company to the Executive solely as a result of the application of section 162(m) of the Code, this
     Section 6.3(B) shall prevail and all deferrals shall be made first from the Severance Payments before any amounts are deferred under any other arrangements solely as a result of the application of section 162(m) of the Code.

               6.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require, which written requests may be submitted from time to time as such fees and expenses are incurred.

               6.5 The Company shall not be required to fund in advance the amounts and benefits payable under this Agreement until the earlier of the occurrence of a Change of Control or the approval by the shareholders of the Company of a transaction the consummation of which will constitute a Change in Control (a "Funding Event"). Upon the occurrence of a Funding Event, the Company shall immediately contribute to an irrevocable grantor trust of which the Executive is the beneficiary and a third-party is the trustee (the "Trust"), an amount in cash equal to 120% of the amounts that would become payable to the Executive under this Agreement (determined as if the Funding Event was a Change in Control and the Executive terminated his employment for Good Reason immediately thereafter). No amount in the Trust may revert to the Company until 90 days following the later of the expiration of the Term or the date on which all amounts due the Executive under this Agreement have been paid to the Executive. Notwithstanding the above, if the Executive has made a claim against the Company for amounts or benefits under this Agreement, no amounts from the Trust shall revert to the Company while such claim is pending. To the extent any provision of this Agreement provides for a payment from the Company to the Executive, the Company may direct the trustee of the Trust to make such payment to the extent that the assets that would remain in the Trust after making such payment are reasonably expected to be sufficient to pay or provide such additional amounts or benefits as may thereafter be due the Executive under this Agreement.

          7.  Termination Procedures and Compensation During Dispute.
              ------------------------------------------------------

          7.1  Notice of Termination.  After a Change in Control and during the
               ---------------------
Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof.
For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

          7.2  Date of Termination.  "Date of Termination," with respect to any
               -------------------
purported termination of the Executive's employment after a Change in Control and during the Term, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days (except in the case of a Termination for Good Reason) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

          7.3  Dispute Concerning Termination.  If within fifteen (15) days
               ------------------------------
after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning whether such termination is for Cause or for Good Reason, the

Date of Termination shall be extended until the earlier of (i) the date on which the Term ends, (ii) the date on which the Executive commences employment of a comparable nature, or (iii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of
                                   --------  -------
Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

          7.4  Compensation During Dispute.  If a purported termination occurs
               ---------------------------
following a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with
Section 7.3 hereof. Amounts paid under this Section 7.4 shall be offset against or reduce any other amounts due under Section 6 this Agreement.

          8.  No Mitigation.  The Company agrees that, if the Executive's
              -------------
employment with the Company terminates during the

Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof or Section 7.4 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(B) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

          9.  Successors; Binding Agreement.
              -----------------------------

          9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

          10.  Notices.  For the purpose of this Agreement, notices and all
               -------
other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

               To the Company:

               York International Corporation
               631 S. Richland Avenue
               York, PA  17403
               Attention:  Corporate Secretary

          11.  Miscellaneous.
               -------------

          11.1 No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          11.2 This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however,
                                                            --------  -------
that this Agreement shall supersede any agreement setting forth the terms and conditions of the Executive's employment with the Company only in the event that the Executive's employment with the Company is terminated on or following a Change in Control, by the Company other than for Cause or by the Executive for Good Reason.

          11.3 The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of law.

          11.4 All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.

          11.5 Any payments provided for hereunder shall be paid net of any applicable withholding required under foreign, federal, state or local law and any additional withholding to which the Executive has agreed.

          11.6 The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.

          12.  Validity.  The invalidity or unenforceability of any provision of
               --------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          13.  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          14.  Settlement of Disputes; Arbitration.
               -----------------------------------

          14.1 All claims by the Executive for benefits under this Agreement shall be in writing and shall be directed to, and first determined by, the Committee. Any denial by the Committee of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon.

          14.2 Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the
                                                 --------  -------
evidentiary standards set forth in this Agreement shall apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement and the Company shall be entitled to seek a declaratory judgment to the effect that the Executive is not entitled to be so paid.

          14.3 The Company shall also pay to the Executive all legal fees and expenses incurred by the Executive in disputing any issue hereunder relating to the termination of the Executive's employment or in seeking to enforce any benefit or right provided by this Agreement, but only if, as a result of such dispute, the Company pays additional amounts or provides additional benefits to the Executive.

          15.  Definitions.  For purposes of this Agreement, the following terms
               -----------
shall have the meanings indicated below:

          (A) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

          (B)  "Auditor" shall have the meaning set forth in Section 6.2 hereof.

          (C) "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

          (D) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          (E)  "Board" shall mean the Board of Directors of the Company.

          (F) "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Committee by clear and convincing evidence that Cause exists.

          (G) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                    (I) The acquisition by any Person of beneficial ownership of 30% or more of the then outstanding shares of common stock of the Company (the "Out standing Company Common Stock); provided, however, that for purposes of this Section 15(G) the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company or (ii) any acquisition in connection with a transaction described in clauses (i) or (ii) of Section 15(G)(III) below; or

                    (II) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

                    (III) Consummation of a reorganization, merger or consolidation involving the Company or any subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination: either (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transactions owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock, or (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Business Combination; or

                    (IV)  A complete liquidation or dissolution of the Company.

          (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (I) "Committee" shall mean (i) the individuals who, on the date six months before a Change in Control, constitute the Compensation Committee of the Board, plus (ii) in the event that fewer than three individuals are available from the group specified in clause (i) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (ii)).

          (J) "Company" shall mean York International Corporation and, except in determining under Section 15(G) hereof whether or not any Change in Control of the Company has occurred, shall include (i) any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise and (ii) where applicable, any 50% or greater subsidiary of York International Corporation by which the Executive is employed.

          (K)  "Date of Termination" shall have the meaning set forth in Section
7.2 hereof.

          (L) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

          (M) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (N) "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.

          (O) "Executive" shall mean the individual named in the first paragraph of this Agreement.

          (P) "Funding Event" shall have the meaning set forth in Section 6.5 hereof.

          (Q) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second sentence of
Section 6.1 hereof (treating all references in paragraphs (I) through (V) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I),
(II) or (V), below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                    (I) the assignment to the Executive of any duties materially inconsistent with the Executive's status as an executive of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

                    (II) any change in the Executive's total compensation and benefits package from the Company that, in the aggregate, materially decreases the Executive's total compensation. Such changes shall include, but not be limited to, a decrease in the Executive's annual base salary, a decrease in any incentive compensation opportunity, a decrease in any material benefit plan, program or policy in which the Executive is participating at the time of the Change in Control, or the taking of any action by the Company that would adversely affect the Executive's participation in or materially reduce the Executive's opportunity to receive benefits under any such benefit plan, program or policy or that would deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the change in Control; provided, however, that no single decrease shall be determinative, but rather the aggregate of all such decreases and any increases in compensation or benefits shall determine whether there has been a material decrease in the Executive's total compensation and benefits package;

                    (III) the relocation of the Executive's principal place of employment to a location more than 35 miles from the Executive's principal place of employment immediately prior to the Change in Control or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations prior to the Change in Control;

                    (IV) the failure by the Company to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due; or

                    (V) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective.

          The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          (R)  "Notice of Termination" shall have the meaning set forth in
Section 7.1 hereof.

          (S) "Pension Plan" shall mean any tax-qualified, supplemental or excess benefit pension plan maintained by the Company and any other plan or agreement entered into between the Executive and the Company which is designed to provide the Executive with supplemental retirement benefits.

          (T) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (U) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                    (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                    (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                    (III) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

                    (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (V) "Retirement" shall be deemed the reason for the termination by the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy, including early retirement, generally applicable to its salaried employees.

          (W) "SERP" shall mean the York International Corporation Supplemental Executive Retirement Plan.

          (X)  "Severance Payments" shall have the meaning set forth in Section
6.1 hereof.

          (Y) "Term" shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).

          (Z)  "Total Payments" shall mean those payments so described in
Section 6.2 hereof.

          (AA)  "Trust" shall have the meaning set forth in Section 6.5 hereof.

                         YORK INTERNATIONAL CORPORATION


                         By:________________________________
                              Name:  Wayne J. Kennedy
                              Title: Vice President,
                                      Human Resources


                         By:________________________________
                                    EXECUTIVE

                         Address:
                         --------------------------------
                         --------------------------------
                         --------------------------------
                            (Please print carefully)